Confidential

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of November 14th, 2017, between Tonghao Information Technology (Shanghai) Co., Ltd. (通灏信息科技（上海）有限公司) (“Assignor”) and Tonghao (Cayman) Limited (“Assignee”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, Assignor and MIN WOO NAM (the “Seller”), have entered into that certain Purchase and Sale Agreement, dated as of October 30, 2017 (the “Purchase Agreement”);

WHEREAS, pursuant to Section 4.02 of the Purchase Agreement, Assignor has the right to assign all of its rights and obligations under the Purchase Agreement to one or more of its affiliates;

WHEREAS, Assignee is a wholly owned subsidiary and an affiliate of Assignor; and

WHEREAS, Assignor desires to assign, transfer and convey to Assignee all of Assignor’s rights and obligations under the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.          Assignment.  Assignor hereby assigns, transfers and conveys to Assignee, effective as of the date hereof, all of Assignor’s rights and obligations under the Purchase Agreement; provided, that Assignor acknowledges and agrees that no such assignment shall release Assignor from any of its liabilities or obligations under the Purchase Agreement.

2.          Acceptance and Assumption.  Effective as of the date hereof, Assignee hereby (i) accepts the foregoing assignment, transfer and conveyance and (ii) assumes all of Assignor’s rights and obligations under the Purchase Agreement.

3.          This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law principles thereof.

4.          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TONGHAO INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD. (通灏信息科技（上海）有限公司)

By:	/s/ Jie Deng
Name:	JIE DENG
Title:	General Manager

TONGHAO (CAYMAN) LIMITED

By:	/s/ Jie Deng
Name:	JIE DENG
Title:	Director

[Signature Page to Assignment and Assumption Agreement]